Exhibit 10.18

October 10, 2023

JuE Wong

Dear JuE:

The purpose of this letter agreement (this “Agreement”) is to confirm the terms of the remainder of your employment with Olaplex, Inc. (the “Company”) and your separation from the Company, as follows. Capitalized words that are used but not defined herein shall have the meanings ascribed to such terms in the Termination Protection Agreement by and between you and the Company made and entered into as of January 28, 2020 (the “Termination Protection Agreement”).

1.Transition Period, Separation Date and Resignation.

(a)Effective as of the date hereof (the “Transition Date”) and continuing through the date on which your employment terminates (the “Separation Date”), you will continue to be employed by the Company on a full-time basis. Provided that you comply in full with your obligations hereunder, it is expected that the Separation Date will be October 20, 2023. The period beginning on the Transition Date and concluding on the Separation Date is hereinafter referred to as the “Transition Period”.
(b)During the Transition Period, you will continue to receive your base salary, payable at the rate in effect as of the date hereof, and to participate in all employee benefit plans of the Company in accordance with the terms of those plans. You will also perform such duties as may be reasonably assigned to you from time to time by the Board of Directors (the “Board”) of Olaplex Holdings, Inc. (“Holdings”) or its designees and assist with the transition of your duties and responsibilities to any Company designees. You will continue to devote your best professional efforts to the Company and to abide by all Company policies and procedures as in effect from time to time. You will not incur any business expenses during the Transition Period without the advance approval of the Interim Chief Executive Officer or such person’s designee.
(c)The Company may terminate your employment at any time before and during the Transition Period upon notice to you. If the Company terminates your employment for Cause or if you voluntarily resign, you will not be eligible to receive the severance pay described in Section 3 hereof.
(d)You hereby resign, effective as of October 12, 2023, from all of your positions at the Company and its Affiliates (including without limitation your position as Chief Executive Officer and as a member of the Board and excluding only your position as an employee of the Company, which will terminate as of the Separation Date without any further action required) and any officer, director, manager, trustee or other position with any subsidiary or other Affiliate of the Company, without any further action required therefor (collectively, the “Resignations”). The Company, on its own behalf and on behalf of its subsidiaries and Affiliates, hereby accepts the Resignations as of October 12, 2023, and you agree to execute such additional documentation as the Company may request to effectuate the foregoing.

2.Final Salary. You will receive on the Company’s first regular payday following the Separation Date pay for all work you performed for the Company through the Separation Date, to the extent not previously paid. You will receive the payment described in this Section 2 regardless of whether or not you sign this Agreement.

3.Severance Benefits. In consideration of your acceptance of this Agreement and in full consideration of any rights you have under the Termination Protection Agreement, and subject to your meeting in full your obligations hereunder, including your obligation to execute a post-employment general release and waiver of claims in the form attached hereto as Exhibit A (the “Release”) and your Continuing Obligations, and provided that your employment is not terminated by the Company for Cause, the Company will provide you with the following payments and benefits:

(a)The Company will pay you your salary, at your final base rate of pay (the “Severance Payments”) for a period of twelve (12) months following the Separation Date (such period, the “Severance Period”). The Severance Payments will be made in the form of salary continuation and will begin on the next regular Company payday which is at least five (5) days following the later of the effective date of the Release or the date it is received by the Company. The first payment will be retroactive to the day following Separation Date.
(b)If you are enrolled in the Company’s group medical, dental and/or vision plans on the Separation Date, and you elect to continue your participation and that of your eligible dependents in those plans for a period of time pursuant to the federal law known as “COBRA” or similar applicable state law (together, “COBRA”), the Company will contribute to the full premium costs of COBRA continuation coverage for you and your eligible dependents for group medical, dental and/or vision insurance premiums until the earlier of (i) the conclusion of the Severance Period and (ii) the date that you cease to be eligible for coverage under COBRA or Company plans. Notwithstanding the foregoing, in the event that the Company’s payment of the COBRA premium contributions, as described in this Section, would subject the Company to any tax or penalty under Section 105(h) of the Internal Revenue Code of 1986, as amended, the Patient Protection and Affordable Care Act, as amended, any regulations or guidance issued thereunder, or any other applicable law, in each case, as determined by the Company then you and the Company agree to work together in good faith to restructure such benefit.
(c)You will remain eligible to earn your fiscal year 2023 annual bonus (the “FY 2023 Bonus”), as if you had remained employed through the date of payment, pro rated to reflect the number of days you were employed with the Company in fiscal year 2023. The Company will pay you the FY 2023 Bonus, if any, less applicable taxes and withholding, on the same date and on the same basis that the Company pays fiscal year 2023 annual bonuses to executives generally, with the amount of such bonus to be based on the Company’s actual achievement of its fiscal year 2023 performance goals, as determined by the Board (or the Compensation Committee of the Board) in its sole discretion. In the event that the Company does not pay fiscal year 2023 annual bonuses to executives generally, the FY 2023 will not be payable to you.
(d)The parties acknowledge and agree, that as of the Separation Date (assuming it occurs on October 20, 2023), you will hold 18,091,305 vested options (less any options you exercise, pursuant to the preclearance procedures set forth in the Company’s Insider Trading Policy, between the date hereof and the Separation Date) (your “Vested Options”) and 8,836,470 unvested options (your Vested Options and unvested options, collectively, your “Options”) to purchase shares of common stock of Holdings granted to you under the Penelope Holdings Corp. 2020 Equity Incentive Plan (as assumed by Holdings in connection with the IPO, the “Plan”) on February 3, 2020 pursuant to the Nonqualified Stock

Option Award Agreement between you and Holdings, as amended and restated effective March 26, 2020 (the “Award Agreement”). Notwithstanding the terms of the Plan and the Award Agreement, your Vested Options shall remain exercisable for a period of 120 days following the Separation Date (subject to earlier termination as set forth in Section 11 of the Plan), and following such period, the Vested Options, if not exercised in accordance with the terms of the Plan and the Award Agreement, shall no longer be exercisable and shall automatically terminate with no consideration due to you.
4.Acknowledgement of Full Payment and Withholding.

(a)You acknowledge and agree that the payments provided under Section 2 of this Agreement are in complete satisfaction of any and all compensation or benefits due to you from the Company or any of its Affiliates, whether for services provided to the Company or any of its Affiliates, under the Termination Protection Agreement or otherwise, through the Separation Date and that, except as expressly provided under this Agreement, no further compensation or benefits are owed or will be provided to you.

(b)All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law and all other lawful deductions authorized by you.

5.Status of Employee Benefits, Paid Time Off, Expenses and Equity.

(a)Except for any right you may have to continue your participation and that of your eligible dependents in the Company’s group health plans under COBRA, your participation in all employee benefit plans of the Company will end as of the Separation Date, in accordance with the terms of those plans. You will not continue to be eligible for paid time off or other similar benefits after the Separation Date. You will receive information about your COBRA continuation rights under separate cover.

(b)Within two (2) weeks following the Separation Date, you must submit your final expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement, and, in accordance with Company policy, reasonable substantiation and documentation for the same. The Company will reimburse you for your authorized and documented expenses within thirty (30) days of receiving such statement pursuant to its regular business practice.
(c)You acknowledge and agree that (i) all vesting of your Options will cease as of the Separation Date and (ii) your rights and obligations with respect to your Options shall continue to be governed by the terms of the Plan and the Award Agreement, except as expressly modified by Section 3(d) of this Agreement.

6.Continuing Obligations, Non-Disparagement and Confidentiality.

(a)Subject to Section 9(b) of this Agreement, you acknowledge that you continue to be bound by your obligations under the Termination Protection Agreement, the Employee Agreement dated as of January 28, 2020, and the Restrictive Covenants Agreement (the “RCA”) by and among you, the Company and Holdings made and effective as of February 3, 2020 that, in each case, survive the termination of your employment (including, without limitation, Sections 2(a)-2(d) of the Termination Protection Agreement, Sections 1 and 2 of the Employee Agreement and Sections 1, 2 and 3 of the RCA) (collectively, the “Continuing Obligations”). For the avoidance of doubt, the parties agree that the only non-competition obligations with respect to the Company and its Affiliates to which you are subject, and will continue to be subject following the termination of your employment, are set forth in Section 3 of the RCA.
(b)Subject to Section 9(b) of this Agreement, you agree that you will never disparage or criticize any of the Released Parties (as defined below) or the Company or any of its Affiliates, or any of their respective businesses, management, products or services, and that you will not otherwise do or say anything that could disrupt the good morale of employees of the Company or any of its Affiliates or harm the interests or reputation of the Company or any of its Affiliates. The Company agrees (i) to instruct its officers and directors as of the Separation Date not to disparage or criticize you and (ii) not to disparage or criticize you in authorized corporate communications to third parties. Notwithstanding the foregoing, nothing herein shall prevent either you or any of the Company’s officers or directors from testifying truthfully in any legal or administrative proceeding where such testimony is compelled or requested, from filing truthful legal pleadings in connection with any claim for breach of this Agreement by the other party or from otherwise complying with applicable legal requirements.
(c)You agree that on and after the date hereof you will not make any social media posting, or engage in any social media activity that (a) could be perceived as official corporate communications of the Company or any of its Affiliates or otherwise as you posting on behalf of or expressing views of the Company or any of its Affiliates, (b) discloses any Confidential Information (as defined in the RCA), (c) violates your obligations under Section 6(b) of this Agreement or (d) without the prior written consent of the Interim Chief Executive Officer or its designee (which shall not be unreasonably withheld), otherwise references the Company or any of its Affiliates beyond the fact of your service as Chief Executive Officer and as a member of the Board.
(d)Subject to Section 9(b) of this Agreement, you agree that, prior to the date on which this Agreement is publicly filed, you will not disclose this Agreement or any of its terms or provisions, directly or by implication, except to members of your immediate family and to your legal and tax advisors, and then only on condition that they agree not to further disclose this Agreement or any of its terms or provisions to others.

7.Return of Company Documents and Other Property. In signing this Agreement, you agree that you will return to the Company, on or before the Separation Date, any and all documents, materials and information (whether in hardcopy, on electronic media or otherwise) related to the business of the Company and its Affiliates (whether present or otherwise), and all keys, access cards, credit cards, computer hardware and software, telephones and telephone-related equipment and all other property of the Company or any of its Affiliates in your possession or control. Such materials and property should be sent to the Company’s General Counsel at [ ]. Further, you agree that you will not retain any copy or derivation of any documents, materials or information (whether in hardcopy, on electronic media or otherwise) of the Company or any of its Affiliates following the Separation Date. Recognizing that your employment with the Company will terminate as of the Separation Date, you agree that you will not, following the Separation Date, for any purpose, attempt to access or use any computer or computer network or system of the Company or any of its Affiliates, including without limitation the electronic mail system, whether from a Company-issued computer or a personal computer or device. Further, you agree to disclose to the Company, on or before the Separation Date, any and all passwords necessary or desirable to obtain access to, or that would assist in obtaining access to, all information which you have password-protected on any computer equipment, network or system of the Company or any of its Affiliates.

8.Cooperation. For the three (3)-year period following the Separation Date, you agree to reasonably cooperate with the Company and its Affiliates hereafter with respect to all matters arising during or related to your employment, including but not limited to all matters in connection with any shareholder litigation, consumer litigation, and any other governmental investigation, litigation or regulatory or other proceeding which may have arisen, or which may arise following the signing of this Agreement. Without limiting the foregoing, during the Severance Period, you will serve as an outside senior advisor to the Company and provide certain consulting services to the Company, for no additional compensation beyond that described in Section 3 of this Agreement, as may be reasonably requested by the Company from time to time, including, without limitation, providing information, advice and other consulting services upon the request of the Chief Executive Officer, the Lead Director of the Board and/or the Chair of the Board and cooperating with the Company and its Affiliates in accordance with preceding sentence.
9.General Release and Waiver of Claims.

(a)In exchange for the special severance benefits provided to you under this Agreement, to which you would not otherwise be entitled, and other good and valuable consideration, the receipt and sufficiency of which you hereby acknowledge, on your own behalf and that of your heirs, executors, administrators, beneficiaries, personal representatives, successors and assigns, and all others connected with or claiming through you, you agree that this Agreement shall be in complete and final settlement of any and all causes of action, suits, rights and claims, demands, damages and compensation, whether at law or in equity, whether now known or unknown, suspected or unsuspected, accrued or unaccrued, contingent or otherwise, which you have had in the past, now have, or might now have, against the Company, Insperity PEO Services, L.P. (“Insperity”), or any of their respective Affiliates of any nature whatsoever, including but not limited to those in any way related to, connected with or arising out of your employment, its termination, or your other associations with the Company, Insperity, or any of their respective Affiliates, under the Termination Protection Agreement, the Award Agreement or the Plan, or pursuant to Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the wage and hour, wage payment and fair employment practices laws and statutes (each as amended from time to time) of the state or states in which you have provided services to the Company or any of its Affiliates, and/or any other federal, state or local law, regulation or other requirement (collectively, the “Claims”), and you hereby release and forever discharge the Company, Insperity, each of their respective Affiliates and all of their respective past, present and future directors, shareholders, officers, members, managers, general and limited partners, employees, employee benefit plans, administrators, trustees, agents, representatives, predecessors, successors and assigns, and all others connected with any of them, both individually and in their official capacities (collectively, the “Released Parties”), from, and you hereby waive, any and all such Claims.

(b)Nothing contained in this Agreement shall be construed to prohibit you from filing a charge with or participating in any investigation or proceeding conducted by the federal Equal Employment Opportunity Commission or a comparable state or local agency, provided, however, that you hereby agree to waive your right to recover monetary damages or other individual relief in any such charge, investigation or proceeding or any related complaint or lawsuit filed by you or by anyone else on your behalf. Nothing in this Agreement limits, restricts or in any other way affects your communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity.

(c)You agree that the additional compensation to be paid under this Agreement is due solely from the Company and that Insperity has no obligation to pay the additional compensation, even though its payment may be processed through Insperity.

(d)This Agreement, including the general release and waiver of claims set forth in Section 9(a), creates legally binding obligations and the Company and its Affiliates therefore advise you to consult an attorney before signing this Agreement. In signing this Agreement, you give the Company and its Affiliates assurance that you have signed it voluntarily and with a full understanding of its terms; that you have had sufficient opportunity of not less than twenty-one (21) days, before signing this Agreement, to consider its terms and to consult with an attorney, if you wished to do so, or to consult with any other of those persons to whom reference is made in Section 6(d) above; and that you have not relied on any promises or representations, express or implied, that are not set forth expressly in this Agreement.

(e)You agree to sign the Release by the later of date that is seven (7) days following the Separation Date and twenty-one (21) days following the date hereof (and in no event before the Separation Date). You further agree that a signed and unrevoked Release is an express condition to your receipt and retention of the payments and benefits described in Section 3 above.

10.Section 409A.

(a)Notwithstanding anything to the contrary in this Agreement, if at the time your employment terminates, you are a “specified employee,” as defined below, any and all amounts payable under this Agreement on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6)- month period or, if earlier, upon your death; except (A) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section 1.409A-1(b) (including without limitation by reason of the safe harbor set forth in Section 1.409A- 1(b)(9)(iii), as determined by the Company in its reasonable good faith discretion); (B) benefits which qualify as excepted welfare benefits pursuant to Treasury regulation Section 1.409A- 1(a)(5); or (C) other amounts or benefits that are not subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).
(b)For purposes of this Agreement, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury regulation Section 1.409A-1(i).
(c)Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.
(d)In no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to comply with, or be exempt from, the requirements of Section 409A.
11.Miscellaneous.

(a)This Agreement constitutes the entire agreement between you and the Company and supersedes all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to your employment, its termination and all related matters, excluding only the Continuing Obligations, the Award Agreement and the Plan, which shall remain in full force and effect in accordance with their terms.

(b)If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law; provided, however, and for the avoidance of doubt, in no event shall the Company be required to provide payments or benefits to you pursuant to Section 3 of this Agreement if all or part of the general release in Section 9 of this Agreement is held to be invalid or unenforceable.

(c)This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and the Board (or the Compensation Committee thereof or its other expressly authorized designee). The captions and headings in this Agreement are for convenience only, and in no way define or describe the scope or content of any provision of this Agreement.

(d)The obligation of the Company to make payments or provide benefits to you or on your behalf under this Agreement, and your right to retain the same, is expressly conditioned upon your continued full performance of your obligations under this Agreement and of the Continuing Obligations.

(e)This is a New York contract and shall be governed and construed in accordance with the laws of the State of New York, without regard to any conflict of laws principles that would result in the application of the laws of another jurisdiction. You agree that any dispute shall be brought only in, and you agree to submit to the exclusive jurisdiction of, the courts of and in the State of New York in connection with any dispute arising out, connected with, or relating to this Agreement or your employment or other association with the Company or the termination of the same.

(f)This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by DocuSign, facsimile, electronic mail (including “pdf”), and any other means of electronic transmission complying with the U.S. federal ESIGN Act of 2000, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

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If the terms of this Agreement are acceptable to you, please sign, date and return it to me within twenty-one (21) days of the date that you receive it. You may revoke this Agreement at any time during the seven (7)-day period immediately following the date of your signing by notifying me in writing of your revocation with that period, and this Agreement shall not become effective or enforceable until that seven (7)-day period has expired. If you do not revoke this Agreement, then, on the eight (8th) day following the date that you signed it, this Agreement shall take effect as a legally binding agreement between you and the Company on the basis set forth above. The enclosed copy of this letter, which you should also sign and date, is for your records.

Sincerely,
OLAPLEX, INC.

By:    /s/ John C. Duffy
    Name:    John C. Duffy
    Title:    General Counsel
Accepted and agreed:

Signature:     /s/ JuE Wong
    JuE Wong

Date:     10/10/2023

Exhibit A
General Release and Waiver of Claims

For and in consideration of the continued employment and the special severance benefits provided to me under the Transition and Separation Agreement between me and Olaplex, Inc. (the “Company”), dated as of October 10, 2023 (the “Agreement”), which are conditioned on my signing this General Release and Waiver of Claims (this “Release of Claims”) and on my compliance with the Agreement and the Continuing Obligations (as defined in the Agreement), and to which I am not otherwise entitled, and other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, on my own behalf and on behalf of my heirs, executors, administrators, beneficiaries, personal representatives, successors and assigns, and all others connected with or claiming through me, I agree that the Agreement and this Release of Claims shall be in complete and final settlement any and all causes of action, suits, rights and claims, demands, damages and compensation, whether at law or in equity, whether now known or unknown, suspected or unsuspected, accrued or unaccrued, contingent or otherwise, which I have had in the past, now have or might now have, against the Company, Insperity PEO Services, L.P. (“Insperity”) or any of their respective Affiliates (as defined in the Agreement) of any nature whatsoever, including but not limited to those in any way related to, connected with or arising out of my employment, its termination, or my other associations with the Company, Insperity, or any of their respective Affiliates (as defined in the Agreement), under the Termination Protection Agreement, the Award Agreement or the Plan, or pursuant to Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the wage and hour, wage payment and fair employment practices laws and statutes (each as amended from time to time) of the state or states in which I have provided services to the Company or any of its Affiliates, and/or any other federal, state or local law, regulation, or other requirement (collectively, the “Claims”), and I hereby release and forever discharge the Company, Insperity, each of their Affiliates and all of their respective past, present and future directors, shareholders, officers, members, managers, general and limited partners, employees, employee benefit plans, administrators, trustees, agents, representatives, predecessors, successors and assigns, and all others connected with any of them, both individually and in their official capacities (collectively, the “Released Parties”), from, and I hereby waive, any and all such Claims. I understand that nothing contained in this Release of Claims shall be construed to prohibit me from filing a charge with or participating in any investigation or proceeding conducted by the federal Equal Employment Opportunity Commission or a comparable state or local agency, provided, however, that I hereby agree to waive my right to recover monetary damages or other individual relief in any such charge, investigation or proceeding or any related complaint or lawsuit filed by me or by anyone else on my behalf. I further understand that nothing contained herein limits, restricts or in any other way affects my communicating with any governmental agency or entity, or communicating with any official or staff person of a governmental agency or entity, concerning matters relevant to such governmental agency or entity.

I represent and warrant that, in accordance with Section 7 of the Agreement, I have returned to the Company any and all documents, materials, information and other property of the Company and its Affiliates that I had in my possession, custody or control on the date my employment with the Company terminated and that I have retained no such property. Without limiting the foregoing, I also represent and warrant that I have retained no copy of any such documents, materials, information or other property.

I agree that the additional compensation to be paid under the Agreement is due solely from the Company and that Insperity has no obligation to pay the additional compensation, even though its payment may be processed through Insperity.

I acknowledge that this Release of Claims creates legally binding obligations, and that the Company hereby advises me to consult an attorney before signing it. I further acknowledge that I may not sign this Release of Claims prior to the Separation Date (as such term is defined in the Agreement). In signing this Release of Claims, I give the Company assurance that I have signed it voluntarily and with a full understanding of its terms; that I have had sufficient opportunity of not less than twenty-one (21) days before signing this Release of Claims to consider its terms and to consult with an attorney, if I wished to do so, or to consult with any person to whom reference is made in Section 6(d) of the Agreement; and that I have not relied on any promises or representations, express or implied, that are not set forth expressly in this Release of Claims. I understand that I will have seven (7) days after signing this Release of Claims to revoke my signature, and that, if I intend to revoke my signature, I must do so in writing addressed and delivered to John Duffy, General Counsel prior to the end of the seven (7)-day revocation period. I understand that this Release of Claims will become effective upon the eighth (8th) day following the date that I sign it, provided that I do not revoke my acceptance in accordance with the immediately preceding sentence.

This Release of Claims constitutes the entire agreement between me and the Company and supersedes all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to my employment, its termination and all related matters, excluding only the Agreement and the Continuing Obligations, the Award Agreement and the Plan, which shall remain in full force and effect in accordance with their terms. This Release of Claims may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by me and an expressly authorized representative of the Company.

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Accepted and agreed:

Signature:    /s/ JuE Wong
    JuE Wong

Date:    10/10/2023